Exhibit 99.2

Explanatory Note

Warrior Met Coal, Inc. (the “Company”) is filing this exhibit (this “Exhibit”) solely for changes in the Company’s reportable segment information and the related impact to segment disclosures as set forth in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 (the “2025 Form 10-Q”), as filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2025. As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 (as filed with the SEC on August 6, 2025), the Company made changes to the composition of our segments. Following the commencement of revenue-generating activities for the Blue Creek mine during the three months ended June 30, 2025, the manner in which the Company's chief operating decision maker ("CODM"), the Chief Executive Officer, measures financial performance and allocates resources changed. The Company reassessed its segment reporting and determined that it continues to have one reportable segment identified as Mining which consists of Mine No. 4, Mine No. 7 and the Blue Creek mine. The Company recast prior period information related to the change in segments, however, there were no revenues or cost of sales associated with the Blue Creek mine. This Exhibit should be read in conjunction with the 2025 Form 10-Q. For developments subsequent to the filing of the 2025 10-Q, refer to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025.

Exhibit 99.2

Exhibit 99.2

PART I - FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

WARRIOR MET COAL, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per-share amounts)

(Unaudited)

	For the three months ended March 31,
	2025	2024
Revenues:
Sales	$294,933	$497,998
Other revenues	5,010	5,514
Total revenues	299,943	503,512
Costs and expenses:
Cost of sales (exclusive of items shown separately below)	245,735	285,587
Cost of other revenues (exclusive of items shown separately below)	7,873	9,965
Depreciation and depletion	45,277	40,023
Selling, general and administrative	18,442	18,859
Total costs and expenses	317,327	354,434
Operating (loss) income	(17,384)	149,078
Interest expense	(2,107)	(1,121)
Interest income	5,293	8,154
(Loss) income before income tax (benefit) expense	(14,198)	156,111
Income tax (benefit) expense	(6,030)	19,122
Net (loss) income	$(8,168)	$136,989
Basic and diluted net (loss) income per share:
Net (loss) income per share—basic	$(0.16)	$2.63
Net (loss) income per share—diluted	$(0.16)	$2.62
Weighted average number of shares outstanding—basic	52,464	52,163
Weighted average number of shares outstanding—diluted	52,464	52,217
Dividends per share:	$0.08	$0.58

The accompanying notes are an integral part of these condensed financial statements.

Exhibit 99.2

WARRIOR MET COAL, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share and per-share data)

	March 31, 2025	December 31, 2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$454,933	$491,547
Short-term investments	33,105	14,622
Trade accounts receivable	171,460	140,867
Inventories, net	197,645	207,590
Prepaid expenses and other receivables	38,400	32,436
Total current assets	895,543	887,062
Restricted cash	7,660	7,585
Mineral interests, net	70,501	72,245
Property, plant and equipment, net	1,595,347	1,549,470
Deferred income taxes	3,363	3,210
Long-term investments	24,641	44,604
Other long-term assets	26,839	27,340
Total assets	$2,623,894	$2,591,516
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$57,250	$40,178
Accrued expenses	71,756	85,369
Asset retirement obligations	13,032	13,032
Short-term financing lease liabilities	12,939	13,208
Other current liabilities	19,375	18,643
Total current liabilities	174,352	170,430
Long-term debt	153,767	153,612
Asset retirement obligations	72,673	72,138
Black lung obligations	34,530	34,467
Long-term financing lease liabilities	5,586	6,217
Deferred income taxes	57,449	63,835
Other long-term liabilities	48,771	—
Total liabilities	547,128	500,699
Stockholders’ Equity:
Common stock, $0.01 par value, (140,000,000 shares authorized as of March 31, 2025 and December 31, 2024; 54,781,126 issued and 52,559,285 outstanding as of March 31, 2025; 54,533,374 issued and 52,311,533 outstanding as of December 31, 2024)	548	545
Preferred stock, $0.01 par value per share (10,000,000 shares authorized; no shares issued and outstanding)	—	—
Treasury stock, at cost (2,221,841 shares as of March 31, 2025 and December 31, 2024)	(50,576)	(50,576)
Additional paid in capital	288,540	289,808
Retained earnings	1,838,254	1,851,040
Total stockholders’ equity	2,076,766	2,090,817
Total liabilities and stockholders’ equity	$2,623,894	$2,591,516

The accompanying notes are an integral part of these condensed financial statements.

Exhibit 99.2

WARRIOR MET COAL, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2025	2024
OPERATING ACTIVITIES
Net (loss) income	$(8,168)	$136,989
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and depletion	45,277	40,023
Deferred income tax (benefit) expense	(6,539)	2,909
Stock based compensation expense	8,053	9,152
Amortization of debt issuance costs and debt discount	405	393
Accretion of asset retirement obligations	1,331	1,297
Mark-to-market gain on gas hedges	1,718	—
Changes in operating assets and liabilities:
Trade accounts receivable	(30,593)	(115,175)
Income tax receivable	—	7,833
Inventories, net	7,721	16,162
Prepaid expenses and other receivables	(5,965)	(5,267)
Accounts payable	15,438	5,631
Accrued expenses and other current liabilities	(18,435)	5,046
Other	674	(935)
Net cash provided by operating activities	10,917	104,058
INVESTING ACTIVITIES
Purchase of property, plant and equipment	(68,510)	(99,703)
Deferred mine development costs	(10,837)	(1,987)
Proceeds from sale of short-term investments	1,582	—
Net cash used in investing activities	(77,765)	(101,690)
FINANCING ACTIVITIES
Dividends paid	(5,184)	(30,638)
Proceeds from equipment financing	48,771	—
Principal repayments of finance lease obligations	(3,894)	(4,292)
Payments for taxes related to net share settlement of equity awards	(9,384)	(11,777)
Net cash provided by (used in) financing activities	30,309	(46,707)
Net decrease in cash, cash equivalents and restricted cash	(36,539)	(44,339)
Cash, cash equivalents and restricted cash at beginning of period	499,132	738,197
Cash, cash equivalents and restricted cash at end of period	$462,593	$693,858
Cash and cash equivalents at beginning of period	$491,547	$738,197
Restricted cash at beginning of period	7,585	—
Cash, cash equivalents and restricted cash at beginning of period	$499,132	$738,197
Cash and cash equivalents at end of period	$454,933	$693,858
Restricted cash at end of period	7,660	—
Cash, cash equivalents and restricted cash at end of period	$462,593	$693,858

The accompanying notes are an integral part of these condensed financial statements.

Exhibit 99.2

WARRIOR MET COAL, INC.

CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(in thousands)

(Unaudited)

	For the three months ended March 31,
	2025	2024
Common Stock
Balance, beginning of period	$545	$542
Issuance of shares	3	3
Balance, end of period	548	545
Preferred Stock
Balance, beginning of period	—	—
Balance, end of period	—	—
Treasury Stock
Balance, beginning of period	(50,576)	(50,576)
Balance, end of period	(50,576)	(50,576)
Additional Paid in Capital
Balance, beginning of period	289,808	279,332
Stock based compensation expense	8,118	9,179
Tax withholdings on vested equity awards	(9,386)	(11,779)
Balance, end of period	288,540	276,732
Retained Earnings
Balance, beginning of period	1,851,040	1,645,148
Net (loss) income	(8,168)	136,989
Dividends declared	(4,618)	(30,638)
Balance, end of period	1,838,254	1,751,499
Total Stockholders' Equity	$2,076,766	$1,978,200

The accompanying notes are an integral part of these condensed financial statements.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

Note 1. Business and Basis of Presentation

Description of the Business

Warrior Met Coal, Inc. (the "Company") is a U.S.-based, environmentally and socially minded supplier to the global steel industry. The Company is dedicated entirely to mining non-thermal steelmaking coal used as a critical component of steel production by metal manufacturers in Europe, South America and Asia. The Company is a large-scale, low-cost producer and exporter of premium quality steelmaking coal, also known as hard-coking coal ("HCC"), operating highly efficient longwall operations in its underground mines based in Alabama. The HCC that the Company produces from the Blue Creek coal seam contains very low sulfur and has strong coking properties. The Company also generates ancillary revenues from the sale of natural gas extracted as a byproduct from the underground coal mines and royalty revenues from leased properties.

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In our opinion, the financial statements include all adjustments (consisting of normal recurring accruals) necessary in order to make the financial statements not misleading. For further information, refer to the financial statements and related notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2024 (the "2024 Annual Report"). Operating results for the three months ended March 31, 2025 are not necessarily indicative of the final results that may be expected for the year ended December 31, 2025. The balance sheet at December 31, 2024 has been derived from the audited financial statements for the year ended December 31, 2024 included in the 2024 Annual Report.

Collective Bargaining Agreement

The Company's Collective Bargaining Agreement ("CBA") with the labor union representing certain of the Company's hourly employees expired on April 1, 2021. The Company continues to engage in good faith efforts with the labor union to reach an agreement on a new contract.

Note 2. Summary of Significant Accounting Policies

The Company's significant accounting policies are consistent with those disclosed in Note 2 to its audited financial statements included in the 2024 Annual Report.

Use of Estimates

The Company prepares its financial statements in conformity with GAAP, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. Due to the inherent uncertainty involved in making estimates, actual results could differ from those estimates.

Cash, Cash Equivalents and Restricted Cash

Cash and cash equivalents include short-term deposits and highly liquid investments that have original maturities of three months or less when purchased and are stated at cost, which approximates fair value. Restricted cash consists of cash that the Company is contractually obligated to maintain in a money market account as collateral for workers' compensation claims. Restricted cash is classified as noncurrent based on the nature of the restriction.

Investments

Instruments with maturities greater than three months, but less than twelve months, are included in short-term investments. The Company purchases fixed income securities and certificates of deposits with varying maturities that are classified as available for sale and are carried at fair value. Securities classified as held to maturity are those securities that management has the intent and ability to hold to maturity.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

As of March 31, 2025 and December 31, 2024, short-term investments consisted of $33.1 million and $14.6 million, respectively, in cash and fixed income securities. The short-term investments as of March 31, 2025 and December 31, 2024 consisted of $9.6 million and $9.5 million, respectively, posted as collateral for the self-insured black lung related claims asserted by or on behalf of former employees of Walter Energy, Inc. ("Walter Energy") and its subsidiaries, which were assumed by the Company and relate to periods prior to March 31, 2016. The Company also had $23.5 million and $5.1 million in fixed income securities with maturities less than twelve months as of March 31, 2025 and December 31, 2024, respectively.

As of March 31, 2025 and December 31, 2024, long-term investments consisted of $24.6 million and $44.6 million in fixed income securities with maturities greater than twelve months, respectively.

Revenue Recognition

Revenue is recognized when performance obligations under the terms of a contract with the Company's customers are satisfied; for all contracts this occurs when control of the promised goods have been transferred to the Company's customers and risk of loss passes to such customer. For coal shipments to domestic customers via rail, control is typically transferred when the railcar is loaded. For coal shipments to international customers via ocean vessel, control is transferred when the vessel is loaded at the Port of Mobile in Alabama. Occasionally, the Company will sell coal stockpiles at the barge loadout or port upon which control, title and risk of loss transfers when stockpiles are segregated. For all steelmaking coal sales under average pricing contracts where pricing is not finalized when revenue is recognized, revenue is recorded based on estimated consideration to be received at the date of the sale. For natural gas sales, control is transferred when the gas has been transferred to the pipeline. Revenue is disaggregated between coal sales within the Company's mining segment and natural gas sales included in all other revenues, as disclosed in Note 12.

The Company's coal and gas sales generally include up to 45-day payment terms following the transfer of control of the goods to the customer unless secured by a letter of credit which could include up to 60-day payment terms. The Company typically does not include extended payment terms in its contracts with customers.

Trade Accounts Receivable and Allowance for Credit Losses

Trade accounts receivable are stated at cost. Trade accounts receivable represent customer obligations that are derived from revenue recognized from contracts with customers. Credit is extended based on an evaluation of the individual customer's financial condition. The Company maintains trade credit insurance on the majority of its customers and the geographic regions of coal shipments to these customers. In some instances, the Company requires letters of credit, cash collateral or prepayments from its customers on or before shipment to mitigate the risk of loss. These efforts have consistently resulted in the Company recognizing no historical credit losses. The Company also has never had to have a claim against its trade credit insurance policy.

In order to estimate the allowance for credit losses on trade accounts receivable, the Company utilizes an aging approach in which potential impairment is calculated based on how long a receivable has been outstanding (e.g., current, 1-31 days, 31-60 days, etc.). The Company calculates an expected credit loss rate based on the Company’s historical credit loss rate, the risk characteristics of its customers, and the current steelmaking coal and steel market environments. As of March 31, 2025 and December 31, 2024, the estimated allowance for credit losses was immaterial and did not have a material impact on the Company's financial statements.

Note 3. Inventories, net

Inventories, net are summarized as follows (in thousands):

	March 31, 2025	December 31, 2024
Coal	$99,820	$118,504
Raw materials, parts, supplies and other, net	97,825	89,086
Total inventories, net	$197,645	$207,590

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

Note 4. Income Taxes

For the three months ended March 31, 2025 and 2024, the Company estimated its annual effective tax rate and applied this effective tax rate to its year-to-date pretax income at the end of the interim reporting period. The tax effect of unusual or infrequently occurring items, including the effects of changes in tax laws or rates and changes in judgment about the realizability of deferred tax assets, are reported in the interim period in which they occur. For the three months ended March 31, 2025, the Company had income tax benefit of $6.0 million. For the three months ended March 31, 2024, the Company had income tax expense of $19.1 million.

The $6.0 million income tax benefit for the three months ended March 31, 2025 and the $19.1 million income tax expense for the three months ended March 31, 2024, includes a benefit related to depletion and Internal Revenue Code ("IRC") Section 250 Deduction: Foreign-Derived Intangible Income ("FDII"). The Tax Cuts and Jobs Act ("TCJA") was enacted on December 22, 2017 and enacted IRC Section 250 Deduction: FDII, which provides for, among other things, a deduction of 37.5% with respect to foreign-derived intangible income, which reduces the statutory tax rate from 21% to 13.125%. Beginning in 2026, the deduction is reduced from 37.5% to 21.875% of foreign-derived intangible income.

Note 5. Debt

The Company's debt consisted of the following (in thousands):

	March 31, 2025	December 31, 2024	Weighted Average Interest Rate	Final Maturity
Senior Secured Notes	156,517	156,517	7.875%	December 2028
ABL Borrowings	—	—	Varies(1)	December 2026
Debt discount	(2,750)	(2,905)
Total debt	153,767	153,612
Less: current debt	—	—
Total long-term debt	$153,767	$153,612

(1)
Borrowings under the ABL Facility bear interest at a rate equal to Secured Overnight Financing Rate ("SOFR") ranging from 1.5% to 2.0%, plus a credit adjustment spread, ranging currently from 0.11448% to 0.42826%, or an alternate base rate plus an applicable margin, which is determined based on the average availability of the commitments under the ABL Facility, ranging from 0.5% to 1.0%.

Senior Secured Notes

On December 6, 2021, the Company issued $350.0 million in aggregate principal amount of 7.875% senior secured notes due 2028 (the “Notes”) at an initial price of 99.3% of their face amount. The Notes were issued to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to certain non-U.S. persons in transactions outside the United States in accordance with Regulation S under the Securities Act. The Company used the net proceeds of the offering of the Notes, together with cash on hand, to fund the redemption of all of the Company’s outstanding 8.00% senior secured notes due 2024 (the “Existing Notes”), including payment of the redemption premium in connection with such redemption. Since inception, the Company has paid down principal totaling $193.5 million on the Notes. The Notes will mature on December 1, 2028.

ABL Facility

On December 6, 2021, the Company entered into the Second Amended and Restated Asset-Based Revolving Credit Agreement (the “Second Amended and Restated Credit Agreement”), by and among the Company and certain of its subsidiaries, as borrowers, the guarantors party thereto, the lenders from time to time party thereto and Citibank, as administrative agent (in such capacity, the "Agent"), which amends and restates in its entirety the then existing Amended and Restated Asset-Based Revolving Credit Agreement (as amended, the “ABL Facility”). The Second Amended and Restated Credit Agreement, among other things, (i) extended the maturity date of the ABL Facility to December 6, 2026; (ii) changed the calculation of the interest rate payable on borrowings from being based on a London Inter-Bank Offered Rate to be based on a SOFR, with corresponding changes to the applicable interest rate margins with respect to such borrowings, (iii) amended certain definitions related to the calculation of the borrowing base; (iv) increased the commitments that may be used to issue letters of credit to $65.0 million; and (v) amended certain baskets contained in the covenants to conform to the baskets contained in the indenture governing the Notes (the "Indenture"). The Second Amended and Restated Credit

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

Agreement also allows the Company to borrow up to $116.0 million through November 2026, subject to availability under the borrowing base and other conditions.

As of March 31, 2025, no loans were outstanding under the ABL Facility and there were $2.5 million of letters of credit issued and outstanding under the ABL Facility. At March 31, 2025, the Company had $113.5 million of availability under the ABL Facility (calculated net of $2.5 million of letters of credit outstanding at such time).

Note 6. Leases

The Company enters into rental agreements for certain mining equipment that are for periods of 12 months or less, some of which include options to extend the leases. Leases that are for periods of 12 months or less are not recorded on the balance sheet. The Company recognizes lease expense on these agreements on a straight-line basis over the lease term. Additionally, the Company has certain finance leases for mining equipment that expire over various contractual periods. These leases have remaining lease terms of one to five years and do not include an option to renew. Amortization expense for finance leases is included in depreciation and depletion expense.

Supplemental balance sheet information related to leases was as follows (in thousands):

	March 31, 2025	December 31, 2024
Finance lease right-of-use assets, net(1)	$53,972	$56,702
Finance lease liabilities
Current	12,939	13,208
Noncurrent	5,586	6,217
Total finance lease liabilities	$18,525	$19,425

Weighted average remaining lease term - finance leases (in months)	16.4	17.9
Weighted average discount rate - finance leases(2)	7.23%	7.25%

(1)
Finance lease right-of-use assets are recorded net of accumulated amortization of $56.0 million and $50.3 million and are included in property, plant and equipment, net in the Condensed Balance Sheets as of March 31, 2025 and the Balance Sheets as of December 31, 2024, respectively.
(2)
When an implicit discount rate is not readily available in a lease, the Company uses its incremental borrowing rate based on information available at the commencement date when determining the present value of lease payments.

The components of lease expense were as follows (in thousands):

	For the three months ended March 31,
	2025	2024
Operating lease cost(1):	$6,446	$12,606
Finance lease cost:
Amortization of leased assets	5,724	5,758
Interest on lease liabilities	1,309	351
Net lease cost	$13,479	$18,715

(1)
Includes leases that are for periods of 12 months or less.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

Maturities of lease liabilities for the Company's finance leases as of March 31, 2025 were as follows (in thousands):

Finance Leases(1)
2025	$13,318
2026	4,479
2027	1,667
Thereafter	—
Total	19,464
Less: amount representing interest	(939)
Present value of lease liabilities	$18,525

(1)
Finance lease payments include $4.2 million of future payments required under signed lease agreements that have not yet commenced.

Supplemental cash flow information related to the Company's leases was as follows (in thousands):

	For the three months ended March 31,
	2025	2024
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from finance leases	$1,309	$351
Financing cash flows from finance leases	$3,894	$4,292
Non-cash right-of-use assets obtained in exchange for lease obligations:
Finance leases	$2,994	$3,138

Note 7. Net (Loss) Income per Share

Basic and diluted net (loss) income per share was calculated as follows (in thousands, except per share data):

	For the three months ended March 31,
	2025	2024
Numerator:
Net (loss) income	(8,168)	136,989
Denominator:
Weighted-average shares used to compute net (loss) income per share—basic	52,464	52,163
Dilutive restrictive stock awards	—	54
Weighted-average shares used to compute net (loss) income per share—diluted	52,464	52,217
Net (loss) income per share—basic	$(0.16)	$2.63
Net (loss) income per share—diluted	$(0.16)	$2.62

Note 8. Commitments and Contingencies

Environmental Matters

The Company is subject to a wide variety of laws and regulations concerning the protection of the environment, both with respect to the construction and operation of its plants, mines and other facilities and with respect to remediating environmental conditions that may exist at its own and other properties.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

The Company believes it is in compliance with federal, state and local environmental laws and regulations. The Company accrues for environmental expenses resulting from existing conditions that relate to past operations when the costs are probable and can be reasonably estimated. As of March 31, 2025 and December 31, 2024, there were no accruals for environmental matters other than asset retirement obligations for mine reclamation.

Miscellaneous Litigation

From time to time, the Company is party to lawsuits arising in the ordinary course of business. The Company records costs relating to these matters when a loss is probable and the amount can be reasonably estimated. The effect of the outcome of these matters on the Company’s future results of operations cannot be predicted with certainty as any such effect depends on future results of operations and the amount and timing of the resolution of such matters. As of March 31, 2025 and December 31, 2024, there were no items accrued for miscellaneous litigation.

Other Commitments and Contingencies

The Company is party to various transportation and throughput agreements with rail and barge transportation providers and the Alabama State Port Authority. These agreements contain annual minimum tonnage guarantees with respect to coal transported from the mine sites to the Port of Mobile in Alabama, the unloading of rail cars or barges, and the loading of vessels. If the Company does not meet its minimum throughput obligations, which are based on annual minimum amounts, it is required to pay the transportation providers or the Alabama State Port Authority a contractually specified amount per metric ton for the difference between the actual throughput and the minimum throughput requirement. At March 31, 2025 and December 31, 2024, the Company had no liability recorded for minimum throughput requirements.

Royalty Obligations

A substantial amount of the coal that the Company mines is produced from mineral reserves leased from third-party landowners. These leases convey mining rights to the Company in exchange for royalties to be paid to the landowner as either a fixed amount per ton or as a percentage of the sales price. Although coal leases have varying renewal terms and conditions, they generally last for the economic life of the reserves. Coal royalty expenses were $22.3 million and $42.9 million for the three months ended March 31, 2025 and 2024, respectively.

Note 9. Stockholders' Equity

Common Shares

The Company is authorized to issue up to 140,000,000 common shares, $0.01 par value per share. Holders of common shares are entitled to receive dividends when authorized by the Board.

Stock Repurchase Program

On March 26, 2019, the Board approved the Company's second stock repurchase program (the “New Stock Repurchase Program”) that authorizes repurchases of up to an aggregate of $70.0 million of the Company's outstanding common stock. The Company fully exhausted its previous stock repurchase program (the "First Stock Repurchase Program") of $40.0 million of its outstanding common stock. The New Stock Repurchase Program does not require the Company to repurchase a specific number of shares or have an expiration date. The New Stock Repurchase Program may be suspended or discontinued by the Board at any time without prior notice.

Under the New Stock Repurchase Program, the Company may repurchase shares of its common stock from time to time, in amounts, at prices and at such times as the Company deems appropriate, subject to market and industry conditions, share price, regulatory requirements and other considerations as determined from time to time by the Company. The Company’s repurchases may be executed using open market purchases or privately negotiated transactions in accordance with applicable securities laws and regulations, including Rule 10b-18 of the Exchange Act, and repurchases may be executed pursuant to Rule 10b5-1 under the Exchange Act. Repurchases will be subject to limitations in the ABL Facility and the Indenture. The Company intends to fund repurchases under the New Stock Repurchase Program from cash on hand and/or other sources of liquidity. Any future repurchases of shares of the Company's common stock will be subject to the 1% excise tax under the Inflation Reduction Act.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

As of March 31, 2025 and December 31, 2024, the Company has repurchased 500,000 shares under the New Stock Repurchase Program for approximately $10.6 million, leaving approximately $59.4 million of share repurchases authorized under the New Stock Repurchase Program.

Dividends

The Company has declared the following dividends on common shares as of the filing date of this Form 10-Q:

Dividend per Share	Dividend Type	Declaration Date	Record Date	Payable Date
$0.08	Quarterly	February 9, 2024	February 20, 2024	February 26, 2024
$0.50	Special	February 9, 2024	March 1, 2024	March 7, 2024
$0.08	Quarterly	April 25, 2024	May 6, 2024	May 13, 2024
$0.08	Quarterly	July 26, 2024	August 6, 2024	August 13, 2024
$0.08	Quarterly	October 25, 2024	November 5, 2024	November 12, 2024
$0.08	Quarterly	February 11, 2025	February 24, 2025	March 3, 2025
$0.08	Quarterly	April 23, 2025	May 5, 2025	May 12, 2025

Preferred Shares

The Company is authorized to issue up to 10,000,000 shares of preferred stock, $0.01 par value per share.

Note 10. Derivative Instruments

The Company enters into natural gas swap contracts from time to time to hedge the exposure to variability in expected future cash flows associated with the fluctuations in the price of natural gas related to the Company’s forecasted sales. As of March 31, 2025 and December 31, 2024, the Company had 4,500,000 and 5,500,000 metric million British thermal unit gas contracts outstanding, respectively.

The Company’s natural gas swap contracts economically hedge certain risks but are not designated as hedges for financial reporting purposes. All changes in the fair value of these derivative instruments are recorded as other revenues in the Condensed Statements of Operations. The Company had unrealized losses and realized losses of $1.7 million and $0.5 million, respectively, for the three months ended March 31, 2025. The Company had no such gains or losses for the three months ended March 31, 2024. The Company records all derivative instruments at fair value and had liabilities recorded of $3.6 million and $1.8 million as of March 31, 2025 and December 31, 2024, respectively.

Note 11. Fair Value of Financial Instruments

The following table presents information about the Company’s financial liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair value (in thousands):

	Fair Value Measurements as of March 31, 2025 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Natural gas swap contracts	$—	$3,553	$—	$3,553

	Fair Value Measurements as of December 31, 2024 Using:
	Level 1	Level 2	Level 3	Total
Liabilities:
Natural gas swap contracts	$—	$1,835	$—	$1,835

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

During the three months ended March 31, 2025, there were no transfers between Level 1, Level 2 and Level 3. The Company uses quoted dealer prices for similar contracts in active over-the-counter markets for determining fair value of Level 2 liabilities. There were no changes to the valuation techniques used to measure liability fair values on a recurring basis during the three months ended March 31, 2025.

The following methods and assumptions were used to estimate the fair value for which the fair value option was not elected:

Cash, cash equivalents and restricted cash, short-term investments, receivables and trade accounts payable — The carrying amounts reported in the Condensed Balance Sheets approximate fair value due to the short-term nature of these assets and liabilities.

Long-term investments — The amortized cost carrying amount reported in the Condensed Balance Sheets approximates fair value due to the nature of fixed income securities.

Debt — The Company's outstanding debt is carried at cost. As of March 31, 2025 and December 31, 2024, there were no borrowings outstanding under the ABL Facility, with $113.5 million available, net of outstanding letters of credit of $2.5 million. The estimated fair value of the Notes as of March 31, 2025 was approximately $159.8 million based upon observable market data (Level 2).

Note 12. Segment Information

The Company generates revenue primarily through the production of steelmaking coal for sale to the steel industry. The Company also generates ancillary revenues from the sale of natural gas extracted as a byproduct from the underground coal mines and royalty revenues from leased properties.

Following the commencement of revenue-generating activities for the Blue Creek mine during the three months ended June 30, 2025, the manner in which the Company's chief operating decision maker (“CODM”), the Chief Executive Officer, measures financial performance and allocates resources changed. The Company reassessed its segment reporting and has determined that it continues to have one reportable segment identified as Mining which consists of: Mine No. 4, Mine No. 7 and the Blue Creek mine.

The Company has determined that its natural gas and royalty businesses did not meet the criteria in ASC 280 to be considered reportable segments. Therefore, the Company has included their results in an “all other” category as a reconciling item to consolidated amounts. The Company recast prior period information related to the change in segments on this Form 10-Q ended March 31, 2025, however, there were no revenues or cost of sales associated with the Blue Creek mine until the three months ended June 30, 2025.

The Company does not allocate all of its assets, or its depreciation and depletion expense, selling, general and administrative expenses, interest income, net, and income tax expense (benefit) by segment.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

The following tables include reconciliations of segment information to consolidated amounts (in thousands):

	For the three months ended March 31,
	2025	2024
Revenues
Mining	$294,933	$497,998
All other	5,010	5,514
Total revenues	$299,943	$503,512

Segment profit
Revenue	$294,933	$497,998
Cash cost of sales (exclusive of depreciation and depletion)(1)	244,028	284,172
Other segment items(2)	1,707	1,415
Segment profit	$49,198	$212,411

Transportation and royalties
Mining	$82,617	$113,086
All other	—	—
Total transportation and royalties	$82,617	$113,086

Depreciation and depletion
Mining	$42,991	$38,013
All other	2,286	2,010
Total depreciation and depletion	$45,277	$40,023

Assets
Mining	$2,227,396	$2,347,619
All other	396,498	130,972
Total assets	$2,623,894	$2,478,591

Capital expenditures
Mining	$67,418	$97,790
All other	1,092	1,913
Total capital expenditures	$68,510	$99,703

(1)
The significant expense category and amounts align with the segment-level information that is regularly reviewed by the CODM, inclusive of transportation and royalties and exclusive of depreciation and depletion.
(2)
Other segment items include non-cash charges to cost of sales (exclusive of depreciation and depletion) of asset retirement obligation accretion and valuation adjustments and stock compensation expense.

For the three months ended March 31, 2025 and 2024, the Company's Mining segment had revenues comprising greater than 10% from the following customers:

	For the three months ended March 31,
Customers(1)	2025	2024
Customer A	$—	$68,639
Customer B	44,495	68,484
Customer C	—	60,765
Customer D	—	59,023

(1)
Customers with a zero did not trip the 10% quantitative threshold for that period.

WARRIOR MET COAL, INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS (Continued)

THREE MONTHS ENDED MARCH 31, 2025 (UNAUDITED)

The Company evaluates the performance of its segment based on Segment Adjusted EBITDA, which is defined as net (loss) income adjusted for other revenues; cost of other revenues; depreciation and depletion expense; selling, general and administrative expenses; interest income, net; income tax (benefit) expense and certain transactions or adjustments that the CODM does not consider for the purposes of making decisions to allocate resources among segments or assessing segment performance. Segment Adjusted EBITDA should not be considered as an alternative to cost of sales under GAAP and may not be comparable to other similarly titled measures used by other companies. Below is a reconciliation of Segment Adjusted EBITDA to net (loss) income, which is its most directly comparable financial measure calculated and presented in accordance with GAAP (in thousands):

	For the three months ended March 31,
	2025	2024
Segment Adjusted EBITDA	$49,198	$212,411
Other revenues	5,010	5,514
Cost of other revenues	(7,873)	(9,965)
Depreciation and depletion	(45,277)	(40,023)
Selling, general and administrative	(18,442)	(18,859)
Interest income, net	3,186	7,033
Income tax benefit (expense)	6,030	(19,122)
Net (loss) income	$(8,168)	$136,989